                                                                     EX99.(a)(5)


                             LETTER OF TRANSMITTAL
                             ---------------------

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD
WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL STANDARD TIME,
ON JANUARY 25,1998 (the "Expiration Date") UNLESS EXTENDED.

Deliver to:  Wallace Sanders & Co.
             8131 LBJ Freeway, Suite 875
             Dallas, Texas  75251

Via Facsimile:   (214) 669-3462
For assistance:  (800) 648-1336

(PLEASE INDICATE CHANGES OR CORRECTIONS
TO THE ADDRESS )

     To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed, postage-paid envelope provided.

     IF YOU HAVE RECENTLY TENDERED UNITS TO A COMPETING BIDDER AND WOULD LIKE INSTEAD TO PARTICIPATE IN THIS OFFER, YOU MUST COMPLETE BOXES (A) THROUGH (E) AND DELIVER THE LETTER OF TRANSMITTAL IMMEDIATELY BY FACSIMILE TO THE DEPOSITARY AT (214) 669-3462.

     This Letter of Transmittal is to be completed by Unitholders of University Real Estate Partnership V (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein that are defined in the Offer to Purchase and not otherwise defined in this Letter of Transmittal have the meanings ascribed to such terms in the Offer to Purchase.

              PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS
Gentlemen:

     The undersigned hereby tenders to UREPV ACQUISITION, L.P. (the "Purchaser") all of the limited partnership Income Units and Growth/Shelter Units (collectively with the Income Units, the "Units") in the Partnership held by the undersigned as set forth in this Letter of Transmittal or, if less than all such Units, the number set forth below in the signature box, at $75.00 per Income Unit and $2.00 per Growth/Shelter Unit (the "Offer Price"), upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 1997, and any changes or modifications to the Offer to Purchase (the "Offer to Purchase"), and this Letter of Transmittal (which together constitute the"Offer"). Receipt of the Offer to Purchase and the material changes dated January 8, 1998, is hereby acknowledged.

     The undersigned recognizes that, if more than 12,000 Units of a class are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment, from among the Units of such class tendered prior to or on the Expiration Date, 12,000 Units of such class on a pro rata basis, based upon the number of Units of the class validly tendered prior to the Expiration Date and not withdrawn, with appropriate adjustments to avoid purchases of certain fractional Units and in accordance with the minimum holding requirements of Section 8 of the Agreement of Limited Partnership of the Partnership.

     Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned hereby sells, assigns, and transfers to, or upon the order of, Purchaser all right, title, and interest in and to such Units that are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser and its general partner and designees as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Units, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Units and transfer ownership of such Units, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the Offer Price in respect of such Units by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a substitute Limited Partner under the terms of the Agreement of Limited Partnership of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions from the Partnership with respect to Units that are purchased pursuant to the Offer, other than distributions declared or paid on or after December 22, 1997 (the "Offer Date") and through the Expiration Date. Upon request, the undersigned will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Units and the substitution of the Purchaser as a Limited Partner in respect of such Units.

     The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign, and transfer the Units tendered hereby, and that when any such Units are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements and other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim.

     The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for such Units for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

                                 SIGNATURE BOX
 (Please complete Boxes A, B, C, D, and E on the following page as necessary)
==============================================================================
Please sign exactly as your name is printed (or
corrected) above, and insert your Taxpayer       X
Identification Number (Federal Employer           ---------------------------
Identification Number or Social Security Number) (Signatue of Owner) (Date) in the space provided below your signature. For joint owners, each joint owner must sign.  (See  X
Instruction 1.)  The signatory hereto hereby      ----------------------------
certifies under penalties of perjury the          (Signature of Owner) (Date)
statements in Box B, Box C and, if applicable, Box D. If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below.

==============================================================================
Indicate number of Units tendered; otherwise, all
Units held by the undersigned are tendered hereby.  Taxpayer Identification
                                                    No. ("TIN")_______________
__________________Income Units
                                                    Telephone No.
__________________Growth/Shelter Units              __________________________
Growth/Shelter Units                                (day)        (eve.)

==============================================================================
                                     BOX A
==============================================================================
                            Additional Information

If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 1.

Name and Capacity_____________________________________________________________

Address_______________________________________________________________________

Area Code and Telephone No.___________________________________________________

==============================================================================
                                     BOX
                              SUBSTITUTE FORM W-9
                          (See Instruction 3 - Box B)
==============================================================================
The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

(i) The TIN set forth in the signature box of this Letter of Transmittal is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and (ii) unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder:
(a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

Note: Place an 'X' in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.
==============================================================================
                                     BOX C
                               FIRPTA AFFIDAVIT
                          (See Instruction 3 - Box C)
==============================================================================
Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of the Partnership's gross assets consists of U.S. real property interests and 90% or more of the value of the partnership's gross assets consists of U.S. real property interests plus cash equivalents and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury: (i)Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of
Transmittal. If a corporation, the jurisdiction of incorporation is           .
The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
==============================================================================
                                     BOX D
                              SUBSTITUTE FORM W-8
                          (See Instruction 4 - Box D)
==============================================================================

By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

(i) Is a nonresident alien individual or a foreign corporation partnership, estate or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively collected gains from transactions with a broker or barter exchange.
==============================================================================
                                     BOX E
                             NOTICE OF WITHDRAWAL
==============================================================================

The undersigned hereby withdraws all Units of Limited Partnership Interests in University Real Estate Partnership V previously tendered to any bidder other than the Purchaser. (Please sign exactly as you signed the tender form sent to any such other bidder.)
                              _________________________________________________
                                                    (Signature)

                             LETTER OF TRANSMITTAL
                                 INSTRUCTIONS
                                 ------------

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Tender, Signature Requirements, Delivery.  In order to tender Units, a
     ----------------------------------------
     Unitholder must sign at the "X" in the Signature Box of the Letter of Transmittal and insert the Unitholder's correct Taxpayer Identification Number (Federal Employer Identification or Social Security Number) ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of
     Transmittal without any change whatsoever.   If this Letter of Transmittal
     is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional, or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2.   Transfer Taxes.  The Purchaser will pay or cause to be paid all transfer
     --------------
     fees and taxes if any, payable in respect of Units accepted for payment pursuant to the Offer.

3.   U.S. Persons.  A Unitholder who or that is a United States citizen or
     ------------
     resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons"), as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

     Box B - Substitute Form W-9.  In order to avoid 31% federal income tax
     ---------------------------
     backup withholding the Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number in the space provided below the signature line and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Unitholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     Box C - FIRPTA Affidavit.  To avoid potential withholding of tax pursuant
     ------------------------
     to Section 1445 of the Internal Revenue Code, each Unitholder who or that is a United States Person (as defined in Instruction 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4.   Box D - Foreign Persons.  In order for a Unitholder who is a foreign person
     -----------------------
     (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5.   Additional Copies of Offer to Purchase and Letter of Transmittal.  Requests
     ----------------------------------------------------------------
     for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling (800) 648-1336.